UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2012

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200 Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Purchase Agreement. As previously announced, Supertel Hospitality, Inc. (the “Company” or “Supertel”) entered into a Purchase Agreement dated November 16, 2011 for the issuance and sale of Supertel’s Series C Cumulative Convertible Preferred Stock (the “Preferred Stock”) under a private transaction to Real Estate Strategies, L.P. (“RES”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentina-based publicly traded company. On January 31, 2012 at a special meeting, the shareholders of Supertel, by the requisite vote, approved the issuance and sale of up to 3,000,000 shares of the Preferred Stock of Supertel, up to 30,000,000 shares of common stock of Supertel which may be issued upon conversion of the Preferred Stock, and warrants (the “Warrants”) to purchase up to an additional 30,000,000 shares of common stock, to RES pursuant to the Purchase Agreement.

On February 1, 2012, Supertel issued and sold 2,100,000 shares of Preferred Stock to RES for $21,000,000. The remaining 900,000 shares of Preferred Stock are expected by the parties be issued and sold to RES within two weeks.

The principal terms of the Preferred Stock are set forth below:

•

Rank. With respect to dividend rights and rights upon Supertel’s liquidation, dissolution or winding up, the Preferred Stock will rank: (a) on parity with the Series A preferred stock and Series B preferred stock and other future series of preferred stock designated to rank on parity, and (b) senior to the common stock and other future series of preferred stock designated to rank junior, and (c) junior to Supertel’s existing and future indebtedness.

•

Liquidation Preference. Upon Supertel’s liquidation, dissolution or winding up, the holders of the Preferred Stock are entitled to a liquidation preference of $10.00 per share plus accrued and unpaid dividends before any distribution is made to the holders of common stock or any other capital stock that ranks junior.

•

Dividends. A holder will receive preferential cumulative cash dividends at the rate of 6.25% per annum of the face value per share (equivalent to a fixed annual amount of $0.625 per year) as an annual cumulative dividend, payable quarterly for each share of Preferred Stock, when authorized by the Supertel Board of Directors or a duly authorized committee thereof. Dividends are cumulative and accrued but unpaid dividends will earn 6.25% interest, compounded quarterly.

•

Redemption. The Preferred Stock will be redeemable, at the option of Supertel, at any time after January 31, 2017, for cash equal to the liquidation preference of $10.00 plus accrued and unpaid dividends. Supertel may exercise this option only if the volume weighted average market price of the common stock is less than the conversion price for at least 30 consecutive calendar days after January 31, 2017.

•

Conversion. The Preferred Stock will be convertible, at the option of the holder, at any time into common stock at a conversion price of $1.00 for each share of common stock, which is equal to the rate of ten shares of common stock for each share of preferred stock. A holder of Preferred Stock will not have conversion rights to the extent the conversion would cause the holder and its affiliates to beneficially own more than 34% of voting stock (the “Beneficial Ownership Limitation”). “Voting stock” means capital stock having the power to vote generally for the election of directors of Supertel.

•

Conversion Price. The initial conversion price will be $1.00, but the conversion price will be subject to anti-dilution adjustments upon the occurrence of stock splits, stock dividends and certain other transactions.

•

Lower Conversion Price. In addition, if Supertel sells common stock at a price that is lower than the greater of (a) the conversion price, or (b) the closing market price of the common stock on February 1, 2012 then the conversion price will be adjusted to the lower sale price. However, no adjustment will be made for sales in connection with Supertel stock plans, conversion or exercise of currently existing securities and the Warrants, or acquisitions approved by more than a majority of the Supertel Board of Directors.

•

Voting Rights with Common Stock. The Preferred Stock will vote with the common stock as one class, subject to certain voting limitations. For any vote, the voting power of the Preferred Stock will be equal to the lesser of: (a) 6.29 votes per share, or (b) an amount of votes per share such that the vote of all shares of Preferred Stock in the aggregate equal 34% of the combined voting power of all Supertel voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by RES and its affiliates (the “Voting Limitation”).

•

Voting Rights as a Class. Any amendment of the Preferred Stock that would adversely affect the rights, preferences, privileges or voting power of the Preferred Stock, or any issuance of capital stock on parity or senior to the Preferred Stock will require the affirmative vote of the holders of a majority of the Preferred Stock, voting as a class.

•

RES and IRSA Approval. As long as RES has the right to designate two or more directors to the Supertel Board of Directors pursuant to the Directors Designation Agreement, the following requires the approval of RES and IRSA:

•	the merger, consolidation, liquidation or sale of substantially all of the assets of Supertel;

•	the sale by Supertel of common stock or securities convertible into common stock equal to 20% or more of the outstanding common stock or voting stock; or

•

any Supertel transaction of more than $120,000 in which any of its directors or executive officers or any member of their immediate family will have a material interest, exclusive of employment compensation and interests arising solely from the ownership of Supertel equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

Warrants. On February 1, 2012, RES received Warrants to purchase 21,000,000 shares of Supertel common stock. RES will receive additional Warrants to purchase 9,000,000 shares of Supertel common stock with the issuance and sale of the additional Preferred Stock. Subject to the Beneficial Ownership Limitation, the Warrants are exercisable at any time on or before January 31, 2017 at an exercise price of $1.20 per share of common stock. If the conversion price of the Preferred Stock is adjusted, then the exercise price of the Warrants will be reduced to equal 120% of the adjusted conversion price. The exercise price may be paid in cash, or the holder may also elect to pay the exercise price by having Supertel withhold a sufficient number of shares from the exercise with a market value equal to the exercise price.

Supertel may require a holder to exercise Warrants using the cashless exercise procedure at any time the volume weighted average price of the common stock exceeds $2.63 per share for the 30 consecutive trading days immediately prior to the date of the notice of required exercise. If the Warrants cannot be fully exercised because of the Beneficial Ownership Limitation, the holder will exercise the remaining Warrants thereafter at such times when the Beneficial Ownership would not be exceeded.

Investor Rights and Conversion Agreement. The Company entered into an Investor Rights and Conversion Agreement (the “Investor Rights and Conversion Agreement”) dated February 1, 2012 with RES and IRSA pursuant to which the Company granted RES and its affiliates and their respective subsidiaries, among other rights, the right to purchase equity shares or securities convertible into equity shares in future Company offerings on a pro rata basis based on their combined ownership of common stock and Preferred Stock, provided that such purchase would not cause RES and its affiliates to exceed the Beneficial Ownership Limitation.

In the agreement, RES agreed to certain standstill provisions including that neither RES nor its affiliates will acquire any securities that would result in RES and its affiliates owning more than 34% of the voting stock of the Company. Pursuant to the agreement, the Company would have the right to require RES to convert its Preferred Stock, up to the Beneficial Ownership Limit, after the Company has paid regular dividends on the Common Stock of $0.075 per share in dividend payments in a 12-month period.

Registration Rights Agreement. The Company entered into a registration rights agreement (the “Registration Rights Agreement”) dated February 1, 2012 with RES and IRSA. The Registration Rights Agreement requires the Company to register for resale by the holders the common stock issued upon conversion of the Preferred Stock and upon exercise of the Warrants, and the Warrants and the Preferred Stock. The Registration Rights Agreement also grants RES the right to participate in certain future underwritten offerings of securities by the Company.

Directors Designation Agreement. The Company entered into a directors designation agreement (the “Directors Designation Agreement”) dated February 1, 2012 with RES and IRSA pursuant to which the Company will appoint up to four directors designated by RES and IRSA to the Supertel Board of Directors and to maintain the Supertel Board of Directors at no more than nine members.

Pursuant to the agreement, RES agreed to vote for the election of the current Supertel Board of Directors who remain on the Supertel Board of Directors and their successors as nominated by the nominating committee of the Supertel Board of Directors. One of the directors designated by RES will be appointed to the nominating committee. As long as RES beneficially owns 7% or more of the voting power of the capital stock of Supertel, the RES designees will be nominated and recommended for election at each annual meeting of Supertel shareholders.

RES may appoint up to four directors for the Supertel Board of Directors at the time the Preferred Stock is issued based on RES’s voting power on a fully diluted basis, exclusive of the Warrants. RES may appoint the following number of directors if it owns the indicated percentage of voting power: (a) four directors if it holds 34% of the outstanding voting power, (b) three directors if it holds 22% or more but less than 34% of the outstanding voting power, (c) two directors if it holds 14% or more but less than 22% of the outstanding voting power, and (d) one director if it holds 7% or more but less than 14% of the outstanding voting power.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The securities sold and to be sold were offered and are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each investor represented that it was an “accredited investor” as defined in Regulation D.

Section 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Paul J. Schulte, Richard A. Frandeen, Jeffrey M. Zwerdling, and Patrick J. Jung resigned as members of the Supertel Board of Directors effective January 31, 2012.

(d) Pursuant to the Directors Designation Agreement, the Supertel Board of Directors on February 1, 2012 appointed Daniel Elsztain, Jim Friend, Donald J. Landry, and John M. Sabin as members of the Supertel Board of Directors. Directors receive an annual retainer of $20,000. Additionally, directors receive $1,000 per meeting attended in person and $500 per telephonic meeting. Although none of the directors have as of yet been appointed to committees, pursuant to the Directors Designation Agreement, one of the new directors will be appointed to the nominating committee of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 30, 2012, the Company amended its Second Amended and Restated Articles of Incorporation by adding Article XII thereto, which states the designation and number of shares and fixes the preferences, limitations and relative rights of the Company’s Series C Cumulative Convertible Preferred Stock.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on January 31, 2012. The vote for each matter voted upon at the meeting is set forth below.

“Proposal No. 1: To approve the issuance and sale of up to 3,000,000 shares of Series C Cumulative Convertible Preferred Stock (the “Preferred Stock”) of Supertel, up to 30,000,000 shares of common stock of Supertel Hospitality, Inc. (“Supertel” or the “Company”) which may be issued upon conversion of the Preferred Stock, and warrants (the “Warrants”) to purchase an additional 30,000,000 shares of Common Stock, to Real Estate Strategies L.P. (“RES”) pursuant to the Purchase Agreement dated November 16, 2011.”

For:	14,208,218

Against:	1,615,178

Abstain:	46,628

“Proposal No. 2: To approve adjournment of the Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Meeting to approve Proposal No. 1.”

For:	14,069,025

Against:	1,741,554

Abstain:	59,445

Both proposals received the required numbers of votes for approval.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.01	Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation designating the Series C Cumulative Convertible Preferred Stock

10.1	Purchase Agreement, dated November 16, 2011, by and among Supertel Hospitality, Inc., Supertel Limited Partnership and Real Estate Strategies L.P. incorporated by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K/A dated November 16, 2011

10.2	Form of the Warrants

10.3	Investor Rights and Conversion Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima

10.4	Registration Rights Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima

10.5	Directors Designation Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: February 3, 2012	By:	/s/ Corrine L. Scarpello
		Name:	Corrine L. Scarpello
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.01	Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation designating the Series C Cumulative Convertible Preferred Stock

10.1	Purchase Agreement, dated November 16, 2011, by and among Supertel Hospitality, Inc., Supertel Limited Partnership and Real Estate Strategies L.P. incorporated by reference from Exhibit 10.1 of the Company’s Current Report on Form 8-K/A dated November 16, 2011

10.2	Form of the Warrants

10.3	Investor Rights and Conversion Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima

10.4	Registration Rights Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima

10.5	Directors Designation Agreement dated February 1, 2012, by and among Supertel Hospitality, Inc., Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima